Exhibit 99

Farmers & Merchants Bancorp Reports
Earnings for 2017

Farmers & Merchants Bancorp (OTCQX: FMCB) announced that the Company earned net income of $28.4 million for the year-ending December 31, 2017, after giving effect to a one-time, non-cash $6.3 million re-measurement of the Company’s deferred tax asset (“DTA”) required under GAAP from the passage of the new Tax Cuts and Jobs Act. The non-recurring $6.3 million DTA re-measurement reduced net income for the year from what would have been $34.7 million on a non-GAAP basis to $28.4 million. Total assets at year-end were $3.1 billion, up 5.25% over the prior year.

GAAP net income of $28.4 million, after the impact of the DTA re-measurement, resulted in a return on average assets of 0.94% and a return on average equity of 9.66%. Non-GAAP adjusted net income of $34.7 million would have represented the highest level of earnings performance in the Company’s history, up $5.0 million or 16.8% over the prior year, resulting in an adjusted return on average assets of 1.15% and an adjusted return on average equity of 11.79%. Refer to “Statement Regarding Use of Non-GAAP Financial Measures.”

On December 22, 2017, the Tax Cuts and Jobs Act was signed into law by the President. Among other things, this legislation reduces the corporate tax rate from 35% to 21% beginning January 1, 2018. U.S. generally accepted accounting principles require that all companies re-measure their deferred tax assets using the new lower corporate tax rate of 21% as of the date of enactment of the legislation. The Company believes that this reduction in the corporate tax rate will have a significant positive impact on our future financial performance, allowing us to earn-back the re-measurement in approximately one year. The majority of financial institutions in the country have also reported significant DTA re-measurements in the 4th quarter.

Kent Steinwert, Farmers & Merchants Bancorp’s Chairman, President and Chief Executive Officer, stated, “Excluding the non-recurring, non-cash re-measurement of our DTA in the fourth quarter, the adjusted net income for 2017 represented the highest level of earnings performance in the Company’s history. We continue to be pleased with the Company’s organic growth, which when combined with an improved yield on loans and leases allowed us to report solid operating profit growth for 2017 and a strong return on average assets and equity. In Management’s opinion, all of these metrics continue to compare favorably to other banks in our geographic region. Additionally, during 2017, our strategies of expanding into the San Francisco East Bay Area and entering the equipment leasing business continued to produce positive results that contributed to the successful year. As we look forward to 2018, we have a positive outlook given the growing economy, opportunities in our markets and the advantages created by reduced federal income tax rates.”

Loans and Credit Quality

In 2017, average total loans & leases grew $128.5 million, or 6.24% compared to the prior year. At year-end 2017 total loans and leases were $2.2 billion. This growth was broadly distributed over much of the Company’s portfolio segments, and was partially the result of: (1) the Company’s intensive business development efforts directed toward credit-qualified borrowers; (2) continued growth in the equipment leasing business; and (3) expansion of the Company’s service area into the San Francisco East Bay. As a result of rising short-term interest rates, the Company’s yield on loans and leases averaged 4.71% in 2017, compared to 4.47% in 2016.

Asset quality remained strong, with no non-accrual loans and leases at December 31, 2017, compared to $3.1 million at December 31, 2016. ORE decreased from $3.75 million at December 31, 2016 to $873,000 at December 31, 2017. The Company’s Texas Ratio was 0.25% at December 31, 2017, compared to 2.09% at December 31, 2016.

The provision for credit losses totaled $2.9 million in 2017 compared to $6.3 million in 2016. Net loan losses in 2017 exceeded loan recoveries by $427,000. As of December 31, 2017, the allowance for credit losses was $50.3 million or 2.27% of total loans and leases, up from $47.9 million, or 2.19% at the end of 2016.

Deposits

During 2017, average total deposits grew $337.9 million or 14.6%. At year-end 2017 total deposits were $2.7 billion. At December 31, 2017, low-cost checking account balances totaled $1.43 billion or 52% of total deposits, and the average balances of these accounts grew 18.5% year-over-year, a rate that exceeded average total deposit growth.

Earnings

Net interest income increased 13.9% to $108.3 million in 2017, due to a 14.61% increase in average total earning assets. Despite a continuing low (albeit rising) interest rate environment and fierce competitor pricing, the Company was able to achieve a net interest margin of 3.88% in 2017, down slightly from 3.89% in 2016. The Company was able to sustain this net interest margin in 2017 despite a significant increase in our net liquidity position (see Liquidity and Capital).

Non-interest income was $16.8 million in 2017, compared to $15.3 million in 2016, an increase of $1.5 million or 9.9%. During 2016 the Company recorded a $1.8 million Bargain Purchase Gain from the acquisition of Delta National Bank. Without this one-time gain, non-interest income would have increased $3.3 million, or 24.4% for the year ended 2017.

Non-interest expense was $67.8 million in 2017, compared to $58.2 million in 2016, an increase of $9.6 million or 16.5%. During 2016 the Company had a $5.9 million gain on sale of ORE which was recorded as a reduction to non-interest expense. Without this extraordinary gain, non-interest expense would have increased $3.7 million, or 5.8%, for the year ended 2017.

The Company’s efficiency ratio for 2017 was 54.2%, despite one-time acquisition costs associated with the Delta National Bancorp acquisition and significant investment in expanding the Company’s operations and modernizing our delivery technology.

Liquidity and Capital

In 2017, average cash, investment securities and interest bearing deposits with banks grew $221.5 million, or 47.8% compared to the prior year. At December 31, 2017, the Company’s cash, investment securities and interest bearing deposits with banks totaled $723.2 million. The Company did not have any borrowed funds at year-end.

At December 31, 2017, the Company’s total risk based capital ratio was 13.07%, an increase from 12.80% at December 31, 2016 and the total common equity tier 1 capital ratio was 11.43% up from 11.16% at the prior year-end, resulting in the highest possible regulatory classification of “Well Capitalized.” All of the Company’s capital is common equity with the exception of $10.3 million of subordinated debt (issued as Tier 1 qualifying trust preferred).

Statement Regarding Use of Non-GAAP Financial Measures

This press release presents the Company’s financial results in accordance with GAAP, but also contains certain non-GAAP financial measures related to the re-measurement of our DTA required from the passage of the new Tax Cuts and Jobs Act. Management believes the non-GAAP measures provide useful supplemental information to investors in analyzing the Company’s core operating results and comparing those results across reporting periods.

About Farmers & Merchants Bancorp

Farmers & Merchants Bancorp, traded on the OTCQX under the symbol FMCB, is the parent company of Farmers & Merchants Bank of Central California, also known as F&M Bank. Founded in 1916, F&M Bank is a locally owned and operated community bank, which proudly serves California through 28 convenient locations. In 2013, the Bank began an expansion into the San Francisco Bay Area with new full-service branches in Walnut Creek and Concord. In early 2018, a loan production office opened in Napa with a full-service branch in process. The Bank offers a full complement of loan, deposit, equipment leasing and treasury management products to businesses, as well as a full suite of consumer banking products. The FDIC awarded F&M Bank the highest possible rating of “Outstanding” in their CRA evaluation. For more information about Farmers & Merchants Bancorp and F&M Bank, visit fmbonline.com.

Forward-Looking Statements

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, levels of net interest margin, the ability to control costs and expenses, interest rate changes, the competitive environment, financial and regulatory policies of the United States government, water management issues in California and general economic conditions. Additional information on these and other factors that could affect financial results are included in our Securities and Exchange Commission filings. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

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